The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 As filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-269287
SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2023)
   Shares
TACTILE SYSTEMS TECHNOLOGY, INC.
Common Stock

We are offering                  shares of our common stock.
Our common stock is listed on The NASDAQ Global Market under the symbol “TCMD.” On February 21, 2023, the last reported sale price of our common stock on The NASDAQ Global Market was $12.96 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein to read about factors you should consider before making a decision to invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
In addition to the underwriting discount, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriting compensation.

We have granted the underwriter an option to purchase up to an additional                  shares of our common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.
Delivery of the shares of our common stock is expected to be made on or about           , 2023.
Book-Running Manager
William Blair

The date of this prospectus supplement is                 , 2023.

Prospectus Supplement
Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we prepare or authorize. We and the underwriter have not authorized anyone to give you any other information, and we and the underwriter do not take any responsibility for any other information that others may give you. We and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock. The second part is the accompanying prospectus dated January 25, 2023, which is part of our Registration Statement on Form S-3 (Registration No. 333-269287). The accompanying prospectus contains a description of our capital stock and gives more general information, some of which may not apply to the shares of our common stock offered hereby. The accompanying prospectus also incorporates by reference documents that are described under “Where You Can Find More Information” in that prospectus.
This prospectus supplement may add to, update or change the information in the accompanying prospectus and the documents incorporated by reference herein or therein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus or the documents incorporated by reference.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement.
Neither we nor the underwriter are making an offer of the shares of our common stock in any jurisdiction where the offer or sale is not permitted. See “Underwriting.”
References in this prospectus supplement to “Tactile”, “we”, “our”, “us” and “the Company” refer to Tactile Systems Technology, Inc., a Delaware corporation, and its wholly-owned subsidiary.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors contained herein, discussed throughout our SEC reports, and in particular those factors referenced in the section “Risk Factors” of our most recent Annual Report on Form 10-K (including any amendments thereto), which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. Readers are cautioned that these forward-looking statements speak only as of the date on which the document in which they appear is filed with the SEC, and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such dates.
Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:
•
the adequacy of our liquidity to pursue our business objectives;

•
our ability to obtain reimbursement from third-party payers for our products;

S-ii

•
adverse economic conditions or intense competition;

•
price increases for supplies and components;

•
wage and component price inflation;

•
loss of a key supplier;

•
entry of new competitors and products;

•
compliance with and changes in federal, state and local government regulation;

•
loss or retirement of key executives, including prior to identifying a successor;

•
technological obsolescence of our products;

•
technical problems with our research and products;

•
our ability to expand our business through strategic acquisitions;

•
our ability to integrate acquisitions and related businesses;

•
the impacts of the COVID-19 pandemic on our business, financial condition and results of operations, and our inability to mitigate such impacts;

•
the effects of current and future U.S. and foreign trade policy and tariff actions; and

•
the inability to carry out research, development and commercialization plans.

You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

S-iii

SUMMARY
This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully consider the information set forth in our financial statements and related notes that are incorporated herein by reference and in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequently filed Quarterly Reports on Form 10-Q.
Our Company
Business Overview
We are a medical technology company that develops and provides innovative medical devices for the treatment of underserved chronic diseases. Our mission is to help people suffering from chronic diseases live better and care for themselves at home. We focus our efforts on advancing the standard of care in treating underserved chronic diseases in the home setting to improve patient outcomes and quality of life and help control rising healthcare expenditures. Our areas of therapeutic focus are (1) vascular disease, with a goal of advancing the standard of care in treating lymphedema and chronic venous insufficiency, (2) oncology, where lymphedema is a common consequence among cancer survivors, and (3) providing airway clearance therapy for those suffering from chronic respiratory conditions. We possess a unique, scalable platform to deliver at-home healthcare solutions throughout the United States. This evolving home care delivery model is recognized by policymakers and insurance payers as a key for controlling rising healthcare costs. Our solutions deliver cost-effective, clinically proven, long-term treatment for people with these chronic diseases.
Our current lymphedema products are the Flexitouch and Entre systems. A predecessor to our Flexitouch system received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) in July 2002, and we introduced the system to address the many limitations of self-administered home-based manual lymphatic drainage therapy. We began selling our more advanced Flexitouch system after receiving 510(k) clearance from the FDA in October 2006. In September 2016, we received 510(k) clearance from the FDA for the Flexitouch system in treating lymphedema of the head and neck. In June 2017, we announced that we received 510(k) clearance from the FDA for the Flexitouch Plus, the third-generation version of our Flexitouch system. In December 2020, we received 510(k) clearance for two new indications for our Flexitouch Plus system: phlebolymphedema and lipedema. We introduced our Entre system in the United States in February 2013. The Entre system is sold or rented to patients who need a simple pump or who do not yet qualify for insurance reimbursement for an advanced compression device, such as our Flexitouch system. On September 8, 2021, we acquired the assets of the AffloVest respiratory therapy product line from International Biophysics Corporation, a privately-held company, which developed and manufactures AffloVest. AffloVest is a portable, wearable vest that provides airway clearance to treat patients with chronic respiratory conditions, such as bronchiectasis, or conditions resulting from neuromuscular disorders.
Market Opportunity
Based on the approximately 1.4 million individuals diagnosed with lymphedema in the U.S. and the approximate cost of treatment, we believe that the total addressable market for lymphedema in the U.S. is over $5 billion. We believe that we have the largest share of the U.S. lymphedema market.
Based on the 500,000 U.S. adults diagnosed with bronchiectasis and the approximate cost of treatment, we believe that the total addressable market for bronchiectasis in the U.S. is over $5 billion. We believe that we have the second largest share of the U.S. airway clearance market.

Certain Financial Information
The following table contains our revenue for each of the twelve months ended December 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015:
	Years ended December 31,
(Dollars in thousands)	2022	2021	2020	2019	2018	2017	2016	2015
Revenue
Sales revenue	$211,345	$177,914	$161,497	$162,904	$128,786	$97,643	$84,542	$62,872
Rental revenue*	35,440	30,143	25,633	26,588	14,965	11,640	—	—
Total revenue	$246,785	$208,057	$187,130	$189,492	$143,751	$109,283	$84,542	$62,872

*
The Company did not report sales to rental revenue breakout in 2016 and 2015.

The following tables contain reconciliations of net income (loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021, as well as the twelve month periods ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015:
	Three Months Ended December 31,		Increase (Decrease)		Year Ended December 31,		Increase (Decrease)
(Dollars in thousands)	2022	2021	$	%	2022	2021	$	%
Net (loss) income	$4,621	$(7,495)	$12,116	(162)%	$(17,866)	$(11,811)	$(6,055)	51%
Interest expense, net	950	378	572	151%	2,728	499	2,229	N.M.%
Income tax (benefit) expense	2,279	10,883	(8,604)	(79)%	2,393	9,518	(7,125)	(75)%
Depreciation and amortization	1,597	1,521	76	5%	6,267	3,681	2,586	70%
Stock-based compensation	1,920	2,470	(550)	(22)%	9,600	10,173	(572)	(6) %
Impairment charges and inventory write-offs	215	—	215	—%	215	588	(373)	(63)%
Acquisition costs	—	262	(262)	(100)%	—	1,086	(1,086)	(100)%
Change in fair value of earn-out	952	(200)	1,152	N.M.	11,850	(200)	12,050	N.M.
Litigation defense costs	(447)	1,318	(1,765)	(134)%	2,830	3,669	(839)	(23) %
Executive transition costs	(10)	340	(350)	(103)%	280	526	(246)	(47)%
Adjusted EBITDA	$12,077	$9,477	$2,600	27%	$18,297	$17,729	$569	3%
	Years ended December 31,
(Dollars in thousands)	2020	2019	2018	2017	2016	2015
Net (loss) income	$(620)	$10,971	$6,623	$5,855	$2,879	$1,393
Interest expense (income), net	(75)	(343)	(413)	(367)	(38)	194
Income tax (benefit) expense	(1,641)	158	(3,147)	(1,665)	1,431	1,864
Depreciation and amortization	2,794	3,538	3,737	1,849	799	827
Stock-based compensation	10,689	9,824	7,974	4,235	1,889	316
Loss on termination of lease	—	1,148	—	—	—	—
Impairment charges and inventory write-offs	4,025	—	2,534	—	—	—
Acquisition costs	—	—	—	—	—	—
CARES Act funding	(1,176)	—	—	—	—	—
Change in fair value of earn-out	—	—	—	—	—	—
Litigation defense costs	1,030	—	—	—	—	—
Executive transition costs	981	—	—	—	—	—
Adjusted EBITDA	$16,007	$25,296	$17,308	$9,907	$6,960	$4,594

The following table contains a reconciliation of gross margin to non-GAAP gross margin for the three and twelve months ended December 31, 2022 and 2021:
(Dollars in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$73,900	$61,728	$246,785	$208,057
Gross profit, as reported	$52,097	$44,810	$175,976	$148,213
Gross margin, as reported	70.5%	72.6%	71.3%	71.2%
Reconciling items affecting gross margin:
Non-cash intangible amortization expense	$314	$308	$1,247	$412
Inventory write-offs	215	—	215	588
Inventory purchase price adjustments	—	150	—	200
Non-GAAP gross profit	$52,626	$45,268	$177,438	$149,413
Non-GAAP gross margin	71.2%	73.3%	71.9%	71.8%
Statement Regarding Non-GAAP Measures
This prospectus supplement includes the non-GAAP financial measures of Adjusted EBITDA, non-GAAP gross profit and non-GAAP gross margin, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).
Adjusted EBITDA represents net income or loss, plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus impairment charges and inventory write-offs, plus acquisition costs, plus litigation defense costs, plus or minus the change in fair value of earn-out, and plus executive transition costs. Non-GAAP gross profit in this prospectus supplement represents gross profit plus non-cash intangible amortization expense, inventory write-offs, and inventory purchase price adjustments. Non-GAAP gross margin in this prospectus supplement represents non-GAAP gross profit divided by revenue. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this prospectus supplement.
These non-GAAP financial measures are presented because we believe they are useful indicators of our operating performance. Management uses these measures principally as measures of our operating performance and for planning purposes, including the preparation of the our annual operating plan and financial projections. We believe these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe these non-GAAP financial measures are useful to our management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in our compensation program.
The non-GAAP financial measures presented in this prospectus should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using non-GAAP financial measures on a supplemental basis.

Our definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.
Corporate Information
We were originally incorporated in Minnesota under the name Tactile Systems Technology, Inc. on January 30, 1995. During 2006, we established a merger corporation and subsequently, on July 21, 2006, merged with and into this merger corporation, resulting in us being reincorporated as a Delaware corporation. The resulting corporation assumed the name Tactile Systems Technology, Inc. In September 2013, we began doing business as “Tactile Medical.” Our principal executive offices are located at 3701 Wayzata Blvd, Suite 300, Minneapolis, Minnesota 55416 and our telephone number is (612) 355-5100. Our website is www.tactilemedical.com. Our website, and the information contained therein, is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to form any part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”
Common stock to be offered by us
          shares of our common stock.
Common stock to be outstanding immediately after this offering
          shares of our common stock (or           shares of our common stock if the underwriter exercises its option to purchase additional shares of our common stock in full).
Underwriter’s option to purchase additional shares
The underwriter has the option to purchase up to            additional shares of our common stock. The underwriter can exercise this option any time within 30 days from the date of this prospectus supplement.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $      million, or approximately $     million if the underwriter exercises its option to purchase additional shares in full, after deducting underwriting discounts and commissions and offering expenses payable by us.
We intend to use the net proceeds from the sale of the common stock offered by us hereunder to (i) expand our commercial activities, (ii) fund milestone payments, (iii) support new product development, (iv) broaden reimbursement coverage for our patient population, (v) fund potential acquisitions and (vi) provide working capital and for other general corporate purposes, which may include general debt reduction. See “Use of Proceeds” on page S-9 of this prospectus supplement.
NASDAQ Global Market symbol
TCMD
Risk factors
Investing in our common stock involves risks. You should consider carefully all of the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should evaluate the specific factors set forth and incorporated by reference in the section entitled “Risk Factors” for an explanation of certain risks of investing in our shares of our common stock, including risks related to our industry and business.
The number of shares of our common stock to be outstanding immediately after this offering is based on 20,250,951 shares of our common stock outstanding as of February 17, 2023, and excludes the following:
•
597,324 shares of our common stock issuable upon the exercise of stock options outstanding as of February 17, 2023, with a weighted average exercise price of $43.13 per share;

•
734,958 shares of our common stock issuable upon the settlement of restricted stock units outstanding as of February 17, 2023;

•
1,559,151 shares of our common stock remaining available for future issuance under our Employee Stock Purchase Plan as of February 17, 2023; and

•
5,985,147 shares of our common stock remaining available for issuance under future awards under our 2016 Equity Incentive Plan as of February 17, 2023.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to                 additional shares of common stock from us.

RISK FACTORS
Your investment in our common stock involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) before deciding whether an investment in our common stock is suitable for you. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.
Risks Related to This Offering and Our Common Stock
Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline. Please see the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement for further information.
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
If you purchase our common stock in this offering, you will incur an immediate dilution of $      in net tangible book value (deficit) per share from the price you paid, based on the public offering price of $      per share, and assuming no exercise of the underwriter’s option to purchase additional shares. The exercise of outstanding options or warrants will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” on page S-11 of this prospectus supplement for further information.
Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and the issuance of shares of common stock upon the settlement of restricted stock units, will dilute your ownership interests and may adversely affect the future market price of our common stock.
We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of February 17, 2023, there were options to purchase 597,324 shares of our common stock outstanding at a weighted-average exercise price of $43.13 and 734,958 shares of our common stock issuable upon the settlement of restricted stock units outstanding as of February 17, 2023. If the common stock underlying these securities is issued, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted, settled or exchanged, stockholders may experience further dilution.
The trading price of the shares of our common stock has been and could continue to be highly volatile, and purchasers of our common stock may not be able to resell the shares of our common stock at or above the price at which they purchased their shares and could incur substantial losses.
Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced volatility that has often been unrelated to the operating performance of particular companies.

As a result of this volatility, investors may not be able to sell their shares of our common stock at or above the price at which they purchased their shares. The market price for our common stock may be influenced by many factors, including:
•
the passage of legislation or other regulatory developments in the United States and foreign countries;

•
actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

•
changes in the structure of healthcare payment systems, especially in light of current reforms to the U.S. healthcare system;

•
our ability to develop and commercialize additional products;

•
announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;

•
market conditions in medical device sectors and issuance of securities analysts’ research reports or recommendations;

•
sales of our stock by us, our insiders and our other stockholders;

•
the trading volume of our common stock;

•
speculation in the press or investment community;

•
general economic, industry and market conditions, or other events or factors, many of which are beyond our control;

•
additions or departures of key personnel; and

•
intellectual property, product liability or other litigation against us.

In addition, the stock market has recently experienced volatility with respect to medical device and other life sciences company stocks. The volatility of medical device and other medical technology company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of           shares of common stock in this offering at a public offering price of $      will be $      million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares in full, we estimate that our net proceeds will be approximately $      million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from the sale of the common stock offered by us hereunder to (i) expand our commercial activities, (ii) fund milestone payments, (iii) support new product development, (iv) broaden reimbursement coverage for our patient population, (v) fund potential acquisitions and (vi) provide working capital and for other general corporate purposes, which may include general debt reduction. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among the various potential uses. Our management will have broad discretion over the use of the net proceeds from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation instruments including money market funds, certificates of deposit or direct or guaranteed obligations of the United States government.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We intend to retain our future earnings, if any, to finance the operation and expansion of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of December 31, 2022, our net tangible book value was $40.0 million, or $1.97 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.
After giving effect to the sale of           shares of our common stock at the public offering price of $      per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $      million, or $      per share. This amount represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering.
The following table illustrates this dilution:
Public offering price per share			$
Historical net tangible book value per share as of December 31, 2022		$1.97
Increase in net tangible book value per share attributable to new investors in this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors participating in this offering			$
If the underwriter exercises in full its option to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $      per share, representing an immediate increase in as adjusted net tangible book value per share of $      to existing stockholders and immediate dilution of $      in as adjusted net tangible book value per share to new investors purchasing common stock in this offering. The foregoing table and calculations are based on 20,252,677 shares of our common stock outstanding as of December 31, 2022, and excludes the following:
•
615,307 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2022, with a weighted average exercise price of $43.25 per share;

•
746,160 shares of our common stock issuable upon the settlement of restricted stock units outstanding as of December 31, 2022;

•
1,559,151 shares of our common stock remaining available for future issuance under our Employee Stock Purchase Plan as of December 31, 2022; and

•
5,957,683 shares of our common stock remaining available for issuance under future awards under our 2016 Equity Incentive Plan as of December 31, 2022.

To the extent that outstanding options are exercised and restricted stock units are settled, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP

AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under proposed Treasury Regulations, FATCA withholding on payments of gross proceeds has been eliminated. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
William Blair & Company, L.L.C. is acting as the underwriter for the offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, the underwriter named below has agreed to purchase from us, and we have agreed to sell to such underwriter, the number of shares of common stock set forth opposite the underwriter’s name below. The underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
Name	Number of Shares
William Blair & Company, L.L.C.
Total
We have granted to the underwriter an option, exercisable for 30 calendar days from the date of this prospectus supplement, to purchase up to      additional shares of common stock at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriter may be required to make in respect of those liabilities.
Commissions and Discounts
The underwriter has advised us that it proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the public offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount
Proceeds, before expenses, to us	$	$	$
The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described above. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The estimated total expenses of the offering payable by us, exclusive of the underwriting discounts, are approximately $      million, which includes legal, accounting and printing costs and various other fees associated with the registration and listing of our common stock. We have agreed to reimburse the underwriter for certain additional expenses incurred in connection with the offering in an amount up to $150,000.
No Sales of Similar Securities
We have agreed with the underwriter, through and including the date that is 90 days after the date of this prospectus supplement and subject to specified exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriter.
Our directors and executive officers have agreed with the underwriter, subject to specified exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock (including without limitation, our common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise. These restrictions will apply through and including the date that is 90 days after the date of this prospectus supplement.
Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “TCMD.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing shares of our common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising this option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through this option. “Naked” short sales are sales in excess of this option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriter in the open market prior to the closing of this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
In connection with this offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriter. The information on the websites of such underwriter is not part of this prospectus supplement.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may engage in from time to time in the future certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received and may continue to receive customary fees and commissions.
In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Regulation (as defined below), except that the securities may be offered to the public in that Relevant Member State at any time under the following exemptions under the EU Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase any of our securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and us that:
(a)
it is a qualified investor within the meaning of the EU Prospectus Regulation; and

(b)
in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the EU Prospectus Regulation, (i) the securities acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the EU Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the EU Prospectus Regulation as having been made to such persons.

We, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire securities in this offering.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation (as defined below), except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering to the public is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or
(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed for or acquired under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018, or CMP Regulations 2018, unless otherwise specified before an offer of our securities, we have determined, and hereby notify, all relevant persons (as defined in Section 309A(1) of the SFA), that our securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from

Switzerland. This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones.
The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS
The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters will be passed upon on behalf of the underwriter by Latham & Watkins LLP, Chicago, Illinois.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. We also make our SEC filings available, free of charge, on or through our website at www.tactilemedical.com.
Information on the Company’s website, any subsection, page or other subdivision of the Company’s website or any website linked to by content on the Company’s website is not part of this prospectus supplement, and you should not rely on that information unless that information is also in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
Incorporation by Reference
We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Some information contained in this prospectus supplement and the accompanying prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying prospectus supplement, as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and the accompanying prospectus, and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2022;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2023 and February 21, 2023; and

•
the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on June 10, 2016, including any amendment or report filed with the SEC for the purpose of updating such description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the

Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) by writing or telephoning us at the following address:
Tactile Systems Technology, Inc.
3701 Wayzata Blvd, Suite 300
Minneapolis, MN 55416
Attention: Chief Financial Officer
(612) 355-5100

PROSPECTUS
TACTILE SYSTEMS TECHNOLOGY, INC.
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units
We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants, rights and units, in any combination.
This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common stock is listed on The NASDAQ Global Market under the symbol “TCMD.” On January 13, 2023, the last reported sale price of our common stock on The NASDAQ Global Market was $13.24 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 25, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $150,000,000. Each time that we offer and sell securities using this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data and obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.
References in this prospectus to “Tactile”, “we”, “our”, “us” and “the Company” refer to Tactile Systems Technology, Inc., a Delaware corporation, and its wholly-owned subsidiary.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.miromatrix.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus
We also make our SEC filings available, free of charge, on or through our website at www.tactilemedical.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.
Incorporation by Reference
We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022;

•
our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 2, 2022, August 1, 2022 and November 7, 2022, respectively;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2022;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2022, May 10, 2022, December 23, 2022 and January 5, 2023; and

•
the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on June 10, 2016, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
Tactile Systems Technology, Inc.
3701 Wayzata Blvd, Suite 300
Minneapolis, MN 55416
Attention: Chief Financial Officer
(612) 355-5100
You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor any underwriters or agents, have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors referenced in the section “Risk Factors” of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.
Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:
•
the impacts of the COVID-19 pandemic on our business, financial condition and results of operations, and our inability to mitigate such impacts;

•
the adequacy of our liquidity to pursue our business objectives;

•
our ability to obtain reimbursement from third-party payers for our products;

•
loss or retirement of key executives, including prior to identifying a successor;

•
adverse economic conditions or intense competition;

•
loss of a key supplier;

•
entry of new competitors and products;

•
adverse federal, state and local government regulation;

•
technological obsolescence of our products;

•
technical problems with our research and products;

•
our ability to expand our business through strategic acquisitions;

•
our ability to integrate acquisitions and related businesses;

•
wage and component price inflation;

•
the effects of current and future U.S. and foreign trade policy and tariff actions; and

•
the inability to carry out research, development and commercialization plans.

THE COMPANY
Overview
We are a medical technology company that develops and provides innovative medical devices for the treatment of underserved chronic diseases. Our mission is to help people suffering from chronic diseases live better and care for themselves at home. We focus our efforts on advancing the standard of care in treating underserved chronic diseases in the home setting to improve patient outcomes and quality of life and help control rising healthcare expenditures. Our areas of therapeutic focus are (1) vascular disease, with a goal of advancing the standard of care in treating lymphedema and chronic venous insufficiency, (2) oncology, where lymphedema is a common consequence among cancer survivors and (3) providing airway clearance therapy for those suffering from chronic respiratory conditions. We possess a unique, scalable platform to deliver at-home healthcare solutions throughout the United States. This evolving home care delivery model is recognized by policymakers and insurance payers as a key for controlling rising healthcare costs. Our solutions deliver cost-effective, clinically proven, long-term treatment for people with these chronic diseases.
Our current lymphedema products are the Flexitouch and Entre systems and our airway clearance product is the AffloVest. A predecessor to our Flexitouch system received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) in July 2002, and we introduced the system to address the many limitations of self-administered home-based manual lymphatic drainage therapy. We began selling our more advanced Flexitouch system after receiving 510(k) clearance from the FDA in October 2006. In September 2016, we received 510(k) clearance from the FDA for the Flexitouch system in treating lymphedema of the head and neck. In June 2017, we announced that we received 510(k) clearance from the FDA for the Flexitouch Plus, the third-generation version of our Flexitouch system. In December 2020, we received 510(k) clearance for two new indications for our Flexitouch Plus system: phlebolymphedema and lipedema. We introduced our Entre system in the United States in February 2013. The Entre system is sold or rented to patients who need a simple pump or who do not yet qualify for insurance reimbursement for an advanced compression device such as our Flexitouch system. On September 8, 2021, we acquired the assets of the AffloVest respiratory therapy product line from International Biophysics Corporation, a privately-held company which developed and manufactures AffloVest. AffloVest is a portable, wearable vest that provides airway clearance to treat patients with chronic respiratory conditions such as bronchiectasis or conditions resulting from neuromuscular disorders.
Our Corporate Information
We were originally incorporated in Minnesota under the name Tactile Systems Technology, Inc. on January 30, 1995. During 2006, we established a merger corporation and subsequently, on July 21, 2006, merged with and into this merger corporation, resulting in us being reincorporated as a Delaware corporation. The resulting corporation assumed the name Tactile Systems Technology, Inc. In September 2013, we began doing business as “Tactile Medical.” Our principal executive offices are located at 3701 Wayzata Blvd, Suite 300, Minneapolis, Minnesota 55416 and our telephone number is (612) 355-5100. Our website is www.tactilemedical.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include expansion of our sales, marketing, reimbursement, clinical, regulatory and product development activities, and for working capital, general and administrative expenses and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. The amounts and timing of our expenditures will depend on numerous factors, including the rate of adoption of our devices, the expenses we incur in sales and marketing our devices, the scope of research and development efforts, the timing and success of any clinical trials we may commence in the future, and the timing of regulatory submissions.
Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Authorized Capital Stock
Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of November 4, 2022, we had 20,154,703 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights and Election of Directors
Except as otherwise provided by law or by resolution adopted by the board of directors designating the rights, powers and preferences of any series of preferred stock, holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. All shares of common stock are entitled to one vote per share and do not have any cumulative voting rights.
An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Except as otherwise required by our amended and restated certificate of incorporation, other matters are decided by the affirmative vote of a majority of the shares of stock represented at a meeting and entitled to vote on the subject matter. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock then entitled to vote at an election of directors.
Dividends
Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors.
Other Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights.
Liquidation
Upon our liquidation, dissolution or winding-up, the holders of common stock would be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All outstanding shares of common stock are fully paid and non-assessable.
Listing
Our common stock is listed on The NASDAQ Global Market under the symbol “TCMD.” On January 13, 2023, the closing price for our common stock, as reported on The NASDAQ Global Market, was $13.24 per share.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock
Our amended and restated certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board of directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares in each series, without any vote or action of the stockholders:
•
the number of shares;

•
the designations, powers, preferences and relative participation, optional or other rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

•
any qualifications, limitations or restrictions.

We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, are available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Our board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board of directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation having the effect of increasing the proportionate share of the stock owned by the interested stockholder, subject to exceptions; and

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person (i) who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or (ii) who is an affiliate of the corporation and owned, together with affiliates and associates, 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status.
A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
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permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

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provide that the authorized number of directors may be changed by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that directors may only be removed for cause by the holders of at least 75% of the voting power of the shares eligible to vote for directors;

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provide that a special meeting of stockholders may be called only by our chief executive officer, the chairman of our board of directors or by our board of directors;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that our by-laws may be amended or repealed by our board of directors or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an election of directors;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, any or all internal corporate claims, which shall include claims, including claims in the right of our company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which Title 8 of the Delaware General Corporation Law confers jurisdiction upon the Delaware Court of Chancery, shall be brought solely and exclusively in a state court located within the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware). It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least a majority in voting power of the outstanding shares of stock entitled to vote thereon.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “— Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
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the title and type of the debt securities;

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any limit on the total principal amount of the debt securities of that series;

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the price at which the debt securities will be issued;

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the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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the maturity date or dates of the debt securities or the method by which those dates can be determined;

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if the debt securities will bear interest:

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the interest rate on the debt securities or the method by which the interest rate may be determined;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities; and

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the first interest payment date;

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the place or places where:

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we can make payments on the debt securities;

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the debt securities can be surrendered for registration of transfer or exchange; and

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notices and demands can be given to us relating to the debt securities and under the applicable indenture;

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any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;

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if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

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whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “— Book-Entry, Delivery and Form” will not apply to such global securities — a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

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whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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whether any additional amounts will be payable;

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the denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;

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any portion of the principal amount of debt securities that shall be payable upon acceleration;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

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any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

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whether the provisions described below under the heading “— Defeasance” will not apply to the debt securities;

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any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

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any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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the identity of the trustee, security registrar and paying agent for the debt securities;

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any material tax implications of the debt securities;

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any special provisions relating to the payment of any additional amounts on the debt securities; and

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any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)
Exchange and Transfer
At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)
We will not be required to:
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issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments
Payments.   Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)
Recipients of Payments.   The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the paying agent in trust for the benefit of the person entitled to such principal, premium or interest of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable. (Section 307, 1003)
Book-Entry Debt Securities.   The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means

DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.   Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
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by check mailed to the address of the person entitled to payment as shown on the security register; or

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by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

Redemption and Repayment of Debt Securities
Optional Redemption by Us.   If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. (Section 1104)
A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. (Section 1107) If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder.   If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid. (Section 1303)
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination. (Section 1303)
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000. (Section 302).
Consolidation, Merger or Sale
Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

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immediately after giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)
Modification and Waiver
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal or interest;

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a reduction in payments due on the debt securities;

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a change in the place of payment or currency in which any payment on the debt securities is payable;

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a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

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a reduction in the requirements contained in the applicable indenture for quorum or voting;

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a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

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a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
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a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
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failure to pay interest on any debt security of that series for 30 days after the payment is due;

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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

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certain events in bankruptcy, insolvency or reorganization; or

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any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. (Sections 601, 603) If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee. (Sections 512, 601)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request; and

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the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:
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we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

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we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and

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if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
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monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or

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direct obligations of the United States for the payment of which its full faith and credit is pledged , or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
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the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
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holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default.   At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “— Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
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any liability for federal, state, local or other taxes owed or owing by us;

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our indebtedness to any of our subsidiaries;

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our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

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any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities. (Section 101 of the subordinated indenture)

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
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the payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and

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payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:
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the holders of subordinated debt securities,

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together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
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the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•
payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
We may modify or amend the subordinated indenture as provided under “— Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

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at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

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we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

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an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

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any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

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the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:
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If applicable, a discussion of material U.S. federal income tax considerations; and

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Any other information we think important about the stock purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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a discussion of certain United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of Tactile.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in any one or more of the following ways:
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directly to one or more purchasers, including through a specific bidding, auction or other process;

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to purchasers through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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in privately negotiated transactions;

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in block trades;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any these methods or any other method permitted by law.

The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
Each time that we sell securities using this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may have relationships with, engage in transactions with or perform services for us or one or more of our affiliates in the ordinary course of business for which they receive compensation.
We, the underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

LEGAL MATTERS
Faegre Drinker Biddle & Reath LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

                  Shares
TACTILE SYSTEMS TECHNOLOGY, INC.
Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Manager
William Blair
           , 2023